POWER OF ATTORNEY


     We, the undersigned directors of Questar Corporation, hereby severally constitute R. D. Cash and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1999 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1999 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     Signature                      Title             Date


 /s/ R. D. Cash            Chairman of the Board,    2-8-00
R. D. Cash                   President and Chief
                              Executive Officer


 /s/ Teresa Beck                  Director           2-8-00
Teresa Beck



 /s/ Patrick J. Early             Director           2-8-00
Patrick J. Early



 /s/ U. Edwin Garrison            Director            2-8-00
U. Edwin Garrison



 /s/ W. Whitley Hawkins           Director            2-8-00
W. Whitley Hawkins



 /s/ Robert E. Kadlec             Director            2-8-00
Robert E. Kadlec



 /s/ Marilyn S. Kite              Director            2-8-00
Marilyn S. Kite



 /s/ Dixie L. Leavitt             Director            2-8-00
Dixie L. Leavitt



 /s/ Gary G. Michael              Director            2-8-00
Gary G. Michael



 /s/ Gary L. Nordloh              Director           2-8-00
Gary L. Nordloh



 /s/ Scott S. Parker              Director           2-8-00
Scott S. Parker



 /s/ D. N. Rose                   Director            2-8-00
D. N. Rose



 /s/ Harris H. Simmons            Director            2-8-00
Harris H. Simmons